UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

WTI Fund X, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	814-01414	85-3539868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 La Mesa Drive, Suite 102, Portola Valley, CA 94028
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 234-4300

 (Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on October 18, 2021, WTI Fund X, Inc. (the “Fund”) entered into a Loan and Security Agreement by and among WTI Fund X, LLC, a Delaware limited liability company (the “LLC”), WTI Fund X GP, LLC, a Delaware limited liability company (the “GP” and together with the LLC, the “Guarantors”), the several financial institutions from time to time party thereto (the “Lenders”), and ING Capital LLC, as a Lender, a joint lead arranger and administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Swingline Lender that established a secured revolving loan facility in an initial amount of up to $125,000,000 with the option to request that borrowing availability be increased up to $375,000,000, subject to further negotiation and credit approval.

On December 17, 2021, the Fund entered into an agreement with ING Capital LLC, in its capacities as assignor, joint lead arranger and Administrative Agent, Zions Bancorporation N.A. dba California Bank & Trust, in its capacity as joint lead arranger, and certain assignees and acceding lenders, that increased the size of the facility to up to $250,000,000 (the “First Amendment”).

On June 15, 2023, the Fund, along with the Guarantors, entered into an Amendment No. 3 to Loan and Security Agreement (the “Amendment No. 3”) with lenders named therein that provides for, among other modifications (i) replacement of the interest rate benchmark from LIBOR to Secured Overnight Financing Rate (“SOFR”), and (ii) conversion of an existing LIBOR Market Index Rate Loan with an aggregate balance of $210,000,000 as of June 22, 2023 to an Adjusted Term SOFR Loan.  The amendments set forth in Amendment No. 3 will be effective as of June 26, 2023, so long as certain objections are not received by the Administrative Agent by June 23, 2023.

Approximately $42,000 of fees and expenses were incurred in connection with Amendment No. 3, which will be amortized on a straight line basis over the expected life of the facility.

The facility terminates on October 18, 2026, but can be accelerated under an event of default such as failure by the Fund to make timely interest or principal payments.

The foregoing description of the revolving loan facility does not purport to be complete and is qualified in its entirety by reference to the full text of the loan and security agreement.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WTI FUND X, INC.
(Registrant)

By:	/s/ Jared S. Thear
Jared S. Thear
Chief Financial Officer

Date: June 22, 2023